Exhibit 99.1

FIRST CAPITAL CONTRIBUTES REAL ESTATE INTERESTS TO PHOTOMEDEX

– First Capital’s CEO Also Becomes CEO of PhotoMedex –

NEW YORK, May 22, 2017 - First Capital Real Estate Trust Incorporated, a Maryland real estate investment trust (REIT), today announced that it has closed the initial phase of the transactions (the Initial Closing) contemplated in its March 31, 2017 Interest Contribution Agreement with PhotoMedex, Inc., a Nevada corporation (NASDAQ, CM and TASE: PHMD), and certain affiliated entities. In exchange for contributing various real property interests, First Capital was issued 879,234 shares of PhotoMedex common stock and 123,668 shares of newly designated non-voting PhotoMedex Series A Preferred Stock. The Series A Preferred Stock is convertible into shares of PhotoMedex common stock at a ratio of 25 shares of PhotoMedex common stock for each share of Series A Preferred stock. The convertibility of the Series A Preferred Stock is subject to a number of conditions, including the prior approval by the stockholders of PhotoMedex in accordance with the applicable rules of NASDAQ and the SEC. The PhotoMedex common stock issued to First Capital represented approximately 19.9% of the outstanding voting power of PhotoMedex immediately before the issuance.

In connection with the Initial Closing, Suneet Singal, Chief Executive Officer of First Capital, was also appointed as Chief Executive Officer of PhotoMedex and became a member of its board of directors. Stephen M. Johnson resigned as Chief Financial Officer of First Capital to become chief financial officer of PhotoMedex.

“The closing of this initial transaction with PhotoMedex represents an important milestone for First Capital,” said Mr. Singal. “We remain committed to advancing our core strategy to create value and deliver a path to liquidity for our investors.”

For additional information about the transaction, please see First Capital’s Current Report on Form 8-K filed with the SEC on April 3, 2017, which is available on First Capital’s website (www.firstcapitalre.com) and at the SEC’s website at www.sec.gov. The Interest Contribution Agreement was filed as an exhibit to that Current Report on Form 8-K. First Capital will also file a Current Report on Form 8-K with the SEC relating to the Initial Closing.

About First Capital

First Capital Real Estate Trust Incorporated is a public non-traded REIT based in New York City and founded in 2012.

Forward-Looking Statements

This press release contains statements that do not relate to historical facts, but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of First Capital or PhotoMedex, as applicable, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of First Capital’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof, and forward-looking statements in documents incorporated by reference speak only as of the date of those documents. Unless otherwise required by law, First Capital undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Examples of forward-looking statements in this release include statements regarding the approval by PhotoMedex’s stockholders of the convertibility of the Series A Preferred Stock and First Capital’s ability to achieve its core strategy to create value and deliver a path to liquidity for its investors.

Media Contact

Jason Chudoba

jason.chudoba@icrinc.com, 646-277-1249

Investor Contact

Vance Edelson

vance.edelson@icrinc.com, 646-277-1229